SUB-ITEM 77Q1:

77Q(1)(e) 	(1)	The Second Amendment dated May 16, 2006
to the Advisory Agreement for the Money Market, Treasury, Government, Tax Exempt, Pennsylvania
Tax Exempt, National Tax Exempt, Fixed Income,
GNMA, Intermediate Government, Equity Growth,
Large Cap Value, Mid Cap Regional, Ohio Tax
Exempt and Pennsylvania Municipal Funds dated
November 19, 1997 is incorporated by reference to Exhibit (d)(22) to Post-Effective Amendment No.
77 to registrant's registration statement filed on July 28, 2006 ("PEA #77")(Accession No.
0000935069-06-001981)

(2)	The Second Amendment dated May 16, 2006 to
the Advisory Agreement for the Core Equity,
Limited Maturity Bond and Total Return Advantage
Funds dated March 6, 1998 is incorporated by reference to Exhibit (d)(23) to PEA #77
(Accession No. 0000935069-06-001981)

(3)	The Second Amendment dated May 16, 2006 to
the Advisory Agreement for the International
Equity, Small Cap Value, Small Cap Growth, Equity
Index, Real Return Advantage, Tax Managed Equity,
Balanced Allocation and Ohio Municipal Money
Market Funds dated April 9, 1998 is incorporated by reference to Exhibit (d)(24) to PEA #77
(Accession No. 0000935069-06-001981)

(4)	The First Amendment dated May 16, 2006 to
the Advisory Agreement for the Mid Cap Growth,
Large Cap Ultra, U.S. Government Income, Michigan
Municipal Bond and Treasury Plus Money Market
Funds dated June 9, 2000 is incorporated by reference to Exhibit (d)(25) to PEA #77
(Accession No. 0000935069-06-001981)

(5)	The First Amendment dated May 16, 2006 to
the Advisory Agreement for the Small/Mid Cap
Value Fund dated June 28, 2002 is incorporated by reference to Exhibit (d)(26) to PEA #77
(Accession No. 0000935069-06-001981)